UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California	91362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Shareholders on May 19, 2023 to allow our stockholders to vote on the matters disclosed in our Proxy Statement. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal I: Election of Directors.

All of our Directors were re-elected and received the following votes:

	Number of Votes
	For	Against	Abstain	Broker Non- Votes
Dorika M. Beckett	31,906,689	41,465	1,001	271,573
Michael W. Chiao	31,908,146	39,988	1,021	271,573
Christopher D. Farrar	31,937,336	11,819	0	271,573
Alan H. Mantel	31,905,602	42,552	1,001	271,573
John P. Pitstick	31,943,765	4,389	1,001	271,573
John A. Pless	31,867,620	80,534	1,001	271,573
Joy L. Schaefer	31,906,939	41,215	1,001	271,573
Omar Maasarani	17,564,814	101,533	14,282,808	271,573

Proposal II: The approval of our named executive officers’ compensation on an advisory basis, including the following resolution:

Resolved, that the compensation paid to the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure is approved.

Our shareholders voted as noted below and approved the resolution and our 2022 executive compensation.

Number of Votes
For	31,915,085
Against	33,065
Abstain	1,005
Broker Non-Votes	271,573

Proposal III. The ratification of RSM US LLP as our independent auditor for 2023.

Our shareholders ratified RSM US LLP as our independent auditor for 2023 with the following votes:

Number of Votes
For	32,214,360
Against	2,140
Abstain	4,228

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

May 25, 2023	/s/ Roland T. Kelly
Roland T. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

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